                                                                    EXHIBIT 23.3

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form S-4 of our report dated April 16, 2002, except as to Notes 21 and 22 to the consolidated financial statements, which are as of November 18, 2002, relating to the consolidated financial statements and financial statement schedule of Hanover Compressor Company, which appears in Hanover Compressor Company's Annual Report on Form 10-K/A-2 for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
January 10, 2003